UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                          UNION BANKSHARES COMPANY
              (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
      0-11.

      (1)   Title of each class of securities to which transaction applies:

      ---------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

      ---------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

      ---------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

      ---------------------------------------------------------------------
      (5)   Total fee paid:

      ---------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      ---------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

      ---------------------------------------------------------------------
      (3)   Filing Party:

      ---------------------------------------------------------------------
      (4)   Date Filed:

      ---------------------------------------------------------------------

                          UNION BANKSHARES COMPANY
                               66 Main Street
                           Ellsworth, Maine 04605
                               April 18, 2005


Dear Shareholder:

      You are cordially invited to the 2005 Annual Meeting of Shareholders (the "Meeting") of Union Bankshares Company (the "Company"), which will be held at 11:00 a.m. local time on Thursday, May 19, 2005 at the White Birches Restaurant, Route 1, Hancock, Maine 04640.

      The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business to be transacted at the Meeting. Directors and officers of Company, as well as a representative of Berry, Dunn, McNeil & Parker, the accounting firm appointed by the Board of Directors to be the Company's independent registered public accountants for the fiscal year ending December 31, 2005, will be present at the Meeting in order to respond to your questions.

      The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card in the self-addressed envelope provided whether or not you plan to attend the Meeting. Your vote is important regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend.

      On behalf of the directors and officers of the Company, I thank you for your support and look forward to seeing you on May 19th.

                                       Very truly yours,

                                       Peter A. Blyberg
                                       President and Chief Executive
                                       Officer

                          UNION BANKSHARES COMPANY
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 19, 2005

      Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Union Bankshares Company (the "Company") will be held at the White Birches Restaurant, Route 1, Hancock, Maine 04640 on May 19, 2005 at 11:00 a.m. to consider and act upon the following proposals:

      1. To elect five directors, four of which would serve for a three-year term expiring at the 2008 Annual Meeting of Shareholders, and one of which would serve for a one-year term expiring at the 2006 Annual Meeting of Shareholders.

      2. To ratify the appointment of Berry, Dunn, McNeil & Parker as independent registered public accountants of the Company for 2005.

      3. To approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock from 1,200,000 to 10,000,000 shares.

      4. To approve an amendment to the Company's Articles of Incorporation providing for staggered terms of the Board of Directors.

      5. To approve an amendment to the Company's Articles of Incorporation providing for the removal of directors for cause.

      6. To approve an amendment to the Company's Articles of Incorporation setting forth the vote required to approve certain business combinations.

      7. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      You may vote at the Meeting and at any adjournment or postponement thereof if you were a shareholder of the Company at the close of business on March 21, 2005.

                                       By Order of the Board of Directors

                                       Sally J. Hutchins
                                       Clerk

Ellsworth, Maine
April 18, 2005

===========================================================================
You are cordially invited to attend the 2005 Annual Meeting of Shareholders. It is important that your shares be represented regardless of the number of shares that you own. You are urged to sign, date and mark the enclosed proxy card promptly and mail it in the self addressed envelope provided. In the event that you decide to attend the meeting, you may, if you wish, revoke your proxy and vote your shares in person.
===========================================================================

                          UNION BANKSHARES COMPANY
                               66 MAIN STREET
                           ELLSWORTH, MAINE  04605

                               PROXY STATEMENT
                        MAILING DATE:  APRIL 18, 2005

                       ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, MAY 19, 2005

                                   GENERAL

      This proxy statement and the enclosed proxy card are being furnished to the shareholders of Union Bankshares Company (the "Company") because the Board of Directors of the Company is soliciting your proxy to vote at the 2005 Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, May 19, 2005 at 11:00 a.m. at the White Birches Restaurant, Route 1, Hancock, Maine 04640 pursuant to the accompanying Notice of Annual Meeting of Shareholders. You do not need to attend the Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card, and your votes will be cast for you at the Meeting.

      We began mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about April 18, 2005 to all shareholders entitled to vote. If you owned shares of the Company's common stock at the close of business on March 21, 2005, the record date, you are entitled to vote at the Meeting. On the record date, there were 1,116,330 shares of common stock issued and outstanding.

      Quorum Requirement. A quorum of shareholders is necessary to hold the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote will constitute a quorum.

      Voting Rights. You are entitled to one vote at the Meeting for each share of the Company's common stock that you owned of record at the close of business on March 21, 2005. You may vote your shares at the Meeting in person or by proxy. To vote in person, you must attend the Meeting, and obtain and submit a ballot, which we will provide to you at the Meeting.
To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not specify how you want to vote your shares, your proxy will vote your shares FOR the proposals set forth herein.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than those listed in this proxy statement.

      Vote Required. In order for each proposal to pass, the following votes are required:

      * Proposal 1: Elect Five Directors. The five nominees for director who receive the most votes cast at a meeting in which a quorum is present will be elected. If you do not vote for a nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

      * Proposal 2: Ratify the Appointment of Independent Registered Public Accountants. The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this proposal is required to ratify the appointment of Berry, Dunn, McNeil & Parker as the Company's independent registered public accountants. If you "abstain" from voting, your vote will not count "for" or "against" this proposal.

      * Proposals 3, 4, 5 and 6: Amend the Articles of Incorporation. The affirmative vote of a majority of the shares outstanding and entitled to vote on these proposals is required to amend the Articles of Incorporation. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

      Effect of Broker Non-Votes. If your broker holds shares that you own in "street name," the broker may vote your shares on the proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on a proposal, this will constitute a "broker non-vote." The effect of a "broker non-vote" with respect to each proposal is set forth below:

      * Proposal 1: Elect Five Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

      * Proposal 2: Ratify the Appointment of Independent Registered Public Accountants. A broker non-vote would have no effect on the outcome of this proposal.

      * Proposals 3, 4, 5 and 6: Approve the Amendment of the Articles of Incorporation. A broker non-vote would have the same effect as a vote "against" the proposal.

      Confidential Voting Policy. The Company maintains a policy of keeping shareholder votes confidential. We only let our Inspectors of Election examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

      Revocation of Proxies. You may revoke your proxy at any time before it is exercised by:

      *     Filing with the Company a letter revoking the proxy;
      *     Submitting another signed proxy with a later date; or
      * Attending the Meeting and voting in person, if you notify the Clerk or give notice at the Meeting.

      Solicitation of Proxies. Directors, officers or employees of the Company and Union Trust Company (the "Bank") may solicit proxies by mail, by telephone, in person, or using other forms of communication. The entire expense of solicitation, including cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Principal Shareholders of the Company. As of March 21, 2005, there are no known beneficial owners of more than five percent (5%) of the common stock of the Company.

      Security Ownership of Management. The following table lists, as of March 21, 2005, the number of shares of the Company's common stock, par value $12.50, including directors' qualifying shares, and the corresponding percentage of total common stock beneficially owned by each director and nominee for director, by each named executive officer of the Company identified in the Summary Compensation Table, and by all executive officers and directors as a group. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days. Two or more persons may be considered the beneficial owner of the same share. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name. The information set forth below is based upon director questionnaires distributed and completed by each director and nominee, and upon stock records maintained by the Company.

                                           Common Stock           Percent
       Name                            Beneficially Owned(1)    of Class(2)
       ----                            ---------------------    -----------

Arthur J. Billings                           1,636(3)                *
Peter A. Blyberg                             1,386(4)                *
Blake B. Brown                               1,142(5)                *
Richard C. Carver                            1,042(6)                *
Peter A. Clapp                               1,870                   *
Samuel G. Cohen                              1,010(7)                *
Sandra H. Collier                              484                   *
Robert B. Fernald                            3,158(7)                *
Douglas A. Gott                              6,934(9)                *
Peter F. Greene                                130(10)               *
Sally J. Hutchins                            1,264                   *
John P. Lynch                                1,958(11)               *
James L. Markos, Jr.                           622                   *
Rebecca J. Sargent                             326                   *
John V. Sawyer, II                           6,502(12)               *
Stephen C. Shea                             27,030(13)             2.42%
Robert W. Spear                                716(14)               *
Karen W. Stanley                               118                   *
Paul L. Tracy                                2,046(15)               *
All directors and executive officers
 as a group (19 persons)                    59,374                 5.32%




*     Represents ownership of less than 1%.
<F1>  Shares are adjusted for the 100% stock dividend paid on March 21,
      2005.
<F2>  Based on 1,116,330 shares of common stock outstanding on March 21,
      2005.
<F3>  Includes 230 shares owned by Mr. Billing's spouse.
<F4>  Includes 254 shares owned by Mr. Blyberg's spouse.
<F5>  Includes 942 shares owned jointly with Mr. Brown's spouse.
<F6>  Includes 874 shared owned by Mr. Carver's business, Carver Oil
      Company.
<F7>  Includes 1,010 shares owned jointly with Mr. Cohen's spouse.
<F8>  Includes 1,012 shares owned by Mr. Fernald's spouse.
<F9>  Includes 162 shares owned by Mr. Gott's spouse, 2,270 shares in
      Cornerstone Investments, and 1,726 shares in a trust account for Mr.
      Gott.
<F10> Includes 130 shares owned jointly with Mr. Greene's spouse.
<F11> Includes 1,958 shares owned jointly with Mr. Lynch's spouse.
<F12> Includes 882 shares owned by Mr. Sawyer's spouse.
<F13> Includes 10,946 shares owned by Mr. Shea's spouse and 15,832 shares owned by Mr. Shea's business, E.L. Shea.
<F14> Includes 716 shares owned jointly with Mr. Spear's spouse.
<F15> Includes 738 shares owned jointly with spouse, 100 shares as custodian for son, and 1,016 shares owned by Mr. Tracy's business, the Winter Harbor Agency.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership. Such persons are also required by the SEC regulations to furnish the Company with copies of these reports. Based upon copies of Forms 3, 4 and 5 submitted to and retained by the Company, the Company believes that during the 2004 fiscal year, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements, with the exception of two late reports: one for Mr. Peter A. Blyberg, who received a grant of 50 shares from the Company on February 12, 2004, and one for Mr. Peter A. Clapp for the purchase of 30 shares on August 6, 2004. In making these statements, the Company relied upon examination of the copies of Forms 3, 4 and 5 provided to it and the written representations of its directors and officers.

                        -----------------------------
                                 PROPOSAL 1:
                            ELECTION OF DIRECTORS
                        -----------------------------

      The Board of Directors has nominated five persons for election as directors at the Meeting. All five nominees are currently serving on the Company's Board of Directors. If you elect the nominees, Messrs. Blyberg and Clapp, Ms. Collier and Ms. Stanley will hold office until the 2008 Annual Meeting of Shareholders. Mr. Mikkelsen will hold office until the 2006 Annual Meeting of Shareholders. Each of the nominees has consented to be named as a nominee and to serve if elected.

      We know of no reason why any nominee may be unable to serve as a director. In the event any nominee shall be unable to serve, the Board will nominate alternates or reduce the size of the Board of Directors in order to eliminate the vacancy.

                                     Director     Term       Position(s) Held with the
Nominees                   Age(1)     Since      Expires              Company
--------                   ------    --------    -------     -------------------------

Peter A. Blyberg             61        1993        2005      Director, President and
                                                             Chief Executive Officer
Peter A. Clapp               60        1995        2005      Director
Sandra H. Collier            52        1992        2005      Director and Vice-
                                                             Chairman of the Board
Harry E. Mikkelsen           63        2005        2005      Director
Karen W. Stanley             59        2004        2005      Director

Continuing Directors
--------------------
Arthur J. Billings           49        1990        2006      Director
Samuel G. Cohen              64        2001        2006      Director
Robert B. Fernald            70        1986        2006      Director
Stephen C. Shea              58        1988        2006      Director
Robert W. Spear              62        2001        2006      Director
Blake B. Brown               58        1999        2007      Director
Douglas A. Gott              70        1986        2007      Director
James L. Markos, Jr.         56        1999        2007      Director
John V. Sawyer, II           71        1984        2007      Director and Chairman
                                                             of the Board of Directors
Paul L. Tracy                42        1995        2007      Director

Retired Directors
-----------------
Richard C. Carver(2)
Richard W. Teele(3)




-------------------
<F1>  As of March 21, 2005.
<F2>  In accordance with the Company's corporate governance policies, which provide that each director shall retire from the Board of Directors upon his or her 72nd birthday, Mr. Carver retired as director on April 14, 2005.
<F3>  Mr. Teele retired as director on March 10, 2004.  He will continue to serve as Secretary of the Company.

      The principal occupation and business experience of each nominee for election as director and each continuing director of the Company are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees

      Peter A. Blyberg has been the President and Chief Executive Officer of the Company and the Bank since April 1, 1996. He previously served as Executive Vice President, Chief Operating Office and Treasurer of both the Company and the Bank.

      Peter A. Clapp has been the President of Blue Hill Garage since 1989.

      Sandra H. Collier founded the firm of Sandra Hylander Collier Law Offices in 1997. She was previously an attorney at the law firm of Ferm, Collier & Larson from 1992 to 1997.

      Harry E. Mikkelsen, a CPA with Williams CPA Group, LLC since November 2002, serves as its Tax Director. He was President of Lautze & Lautze, CPAs and Financial Advisors, from 1990 to 2001, and Director of Tax Practice from 1974 to 2001.

      Karen W. Stanley has been the President of Stanley Subaru since 1999.

Continuing Directors

      Arthur J. Billings has been the President of Barter Lumber Company since 1980.

      Samuel G. Cohen has been an attorney with the law firm of Cohen & Cohen since 2001. From 1969 to 2000 was an attorney at Samuel G. Cohen Law Offices.

      Robert B. Fernald has been the Treasurer of A.C. Fernald Sons, Inc. and Jordan-Fernald since 1967.

      Stephen C. Shea has served as Treasurer of E.L. Shea, Inc. and President of Shea Leasing since 1982.

      Robert W. Spear currently serves as the Commissioner of Agriculture for the State of Maine, a position he has held since 1999. From 1990 to 1998, Mr. Spear served as a legislator for the State of Maine, and from 1975 to 1998, he was President of Spear Farms, Inc.

      Blake B. Brown has been the owner and President of Brown's Appliance and T.V. since 1995.

      Douglas A. Gott has owned Douglas A. Gott & Sons, General Contractors since 1973.

      John L. Markos, Jr. has served as general manager of Maine Shellfish Company, Inc. since 1982.

      John V. Sawyer, II retired as President of Worcester-Sawyer Agency Insurance and Real Estate in 1997, and has served as Chairman of the Board of the Company and the Bank since 1988.

      Paul L. Tracy has been the owner and President of Winter Harbor Agency since 1990, Vice President and co-owner of Schoodic Insurance Services since 1994, co-owner of Grindstone Financial Group LLC since 1995, co-owner of Insurance Source of Maine since 1998 and Vice President and co-owner of MDI Insurance Agency since 1999.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" all of the nominees for election as directors.
===========================================================================

           INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Board Meetings               The Board of Directors of the Company met 13
                             times in 2004. Each director attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and of committees, of which he or she was a member, held during that year. With the exception of Mr. Blyberg, all of the members of the Board of Directors are independent, as defined under The Nasdaq Stock Market listing standards.

Executive Committee and      The Bylaws of the Company provide that, at the
 Other Committees            annual meeting of the Directors, the Board
                             shall designate from among its members an Executive Committee. The Executive Committee possesses all of the powers of the Board of Directors with regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. At December 31, 2004 and as of the date of this proxy statement, the Executive Committee is comprised of Messrs.
                             Blyberg, Sawyer, Shea and Cohen and Ms.
                             Collier.

                             The Bylaws of the Company provide that the Board of Directors may elect or appoint such other committees as it may deem necessary or convenient to the operations of the Company. The Company has a standing Audit Committee and a Corporate Governance Committee, which also serves as the Company's Nominating Committee. The Bank has a standing Compensation Committee.

Corporate Governance         The Corporate Governance Committee, which also
 Committee                   serves as the Company's Nominating Committee,
                             is currently comprised of Messrs. Billings, Cohen, Markos and Sawyer, each of whom is a non-management, independent director, as defined under The Nasdaq Stock Market listing standards. The Corporate Governance Committee convened 15 times during the fiscal year ended
                             December 31, 2004. The written charter of the Corporate Governance Committee, setting forth the duties and responsibilities of the Corporate Governance Committee, was attached to the proxy statement for the 2004 Annual
                             Meeting and filed with the Securities and Exchange Commission on April 19, 2004.

                             Nominees for election to the Board of
                             Directors are selected by the Corporate
                             Governance Committee and are presented to the full Board for approval. The Board of Directors will consider nominees recommended by shareholders on a case-by-case basis if submitted in writing to Sally J. Hutchins, Clerk, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605, not less than 90 days in advance of the date of the annual meeting.

                             It is the policy of the Board of Directors to select individuals as director nominees who shall have the following characteristics:

                                   *     successful business, government or
                                         professional experience, or
                                         previous board experience;

                                   *     other desirable experience or
                                         expertise, appropriate for the
                                         Company's business and Board
                                         composition;

                                   *     appropriate personal
                                         characteristics, such as integrity
                                         accountability and sound business
                                         judgment;

                                   *     resides in the Bank's service
                                         area;

                                   *     has a willingness and ability to
                                         commit the necessary time toward
                                         Board membership; and

                                   *     a commitment to the growth and
                                         profitability of the Bank

                             When selecting nominees, the Corporate
                             Governance Committee also considers the
                             composition of the Board and nominates
                             individuals who will balance the expertise, perspective and age range of the Board. Shareholder nominees are analyzed by the Board in the same manner as nominees that are identified by the Board. The Company does not pay a fee to any third party to identify or evaluate nominees.

                             Each of Messrs. Blyberg, Clapp, and Mikkelsen, Ms. Collier and Ms. Stanley were nominated by the non-management, independent directors of the Corporate Governance Committee. As of January 20, 2005, the Board had not received any shareholder recommendations for nominees in connection with the 2005 Annual Meeting.

Compensation Committee       The Compensation Committee is currently
                             comprised of Messrs. Cohen, Sawyer, Shea and
                             Spear and Ms. Collier, each of whom is a non-management, independent director, as defined under The Nasdaq Stock Market listing standards. The Compensation Committee is responsible for reviewing the performance of and making recommendations with respect to the compensation of Mr. Blyberg, the President and CEO of the Company and the Bank.

Audit Committee              The Audit Committee is comprised of Messrs.
                             Clapp, Fernald, Spear, Stanley and, since his election as director on March 16, 2005, Mr.
                             Mikkelsen. Each member of the Audit Committee is a non-management, independent director, as defined under The Nasdaq Stock Market listing standards. The principal functions of the Audit Committee include but are not limited to:

                                   *     assisting the Board of Directors
                                         to fulfill its fiduciary
                                         obligations with respect to the
                                         accounting, financial reporting,
                                         internal control and compliance
                                         functions of the Company;

                                   *     appointing, compensating,
                                         retaining and overseeing the work
                                         of the independent public
                                         accountants;

                                   *     reviewing the scope and cost of
                                         the independent public
                                         accountant's audit; and

                                   *     considering the independent
                                         accountant's reports concerning
                                         its conduct of the audit,
                                         including any comments and any
                                         recommendations with respect to
                                         which the Board of Directors might
                                         take action.

                             The Audit Committee convened 8 times during the fiscal year ended December 31, 2004. A copy of the Audit Committee Charter was attached to the proxy statement for the 2004 Annual Meeting and filed with the Securities and Exchange Commission on April 19, 2004. No current member of the Audit Committee qualifies as an "audit committee financial expert," as that term is defined by applicable SEC regulations. The Company has not yet found a qualified candidate who is willing to serve as an "audit committee financial expert."

                          REPORT OF AUDIT COMMITTEE

      The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2004.

      We have discussed with Berry, Dunn, McNeil & Parker, the Company's independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as may be amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received the written disclosures and the letter from the independent registered public accountants required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and have discussed with Berry, Dunn, McNeil & Parker its independence.

      Based on the reviews and discussions referenced above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form
10-K for the year ended December 31, 2004, for filing with the SEC.

                                       Audit Committee of Union Bankshares
                                       Company

                                       Robert W. Spear (Chair)
                                       Peter A. Clapp
                                       Robert B. Fernald
                                       Karen W. Stanley

              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      Director Compensation. Each director of the Company who is not an officer is paid a directors' fee in the amount of $250 for each meeting attended, including meetings of the Board committees of which the director is a member. In addition, each director is paid a quarterly retainer fee of $1,500. In 2004, John V. Sawyer, II, who serves as Chairman of the Board, received a salary of $28,507 per annum plus $50 per Board and Committee meeting attended. No director received any other compensation for Board or committee participation or other special assignments.

      Executive Officers Who are Not Directors. Each executive officer of the Company who is not a director is identified in the following table. Executive officers are elected annually by the Board of Directors.

      Name           Age(1)         Position(s) Held with the Company
      ----           ------         ---------------------------------

Peter F. Greene        45      Senior Vice President, Chief Administrative
                               Officer of the Bank since 2003.  Senior Vice
                               President of the Company since 1999.  Senior
                               Vice President, Senior Bank Services Officer of the Bank from 1999 to 2003. Vice
                               President, Senior Bank Services Officer of the Bank from 1997 to 1999. Vice President of the Company from 1996 to 1999.

Sally J. Hutchins      48      Senior Vice President and Clerk of the
                               Company and Senior Vice President,
                               Treasurer, and Clerk of the Bank since 1999.
                               Vice President, Treasurer, Controller and
                               Clerk of the Bank from 1996 to 1999.  Vice
                               President and Clerk of the Company from 1993 to 1999.

John P. Lynch          58      Executive Vice President and Regional
                               Manager of the Bank since 2003.  Executive
                               Vice President of the Company since 1999.
                               Executive Vice President, Senior Banking
                               Officer of the Bank from 1999-2003.  Senior
                               Vice President of the Company and Senior
                               Vice President, Senior Banking Officer of the Bank from 1996 to 1999.

Timothy R. Maynard     38      Senior Vice President and Chief Financial
                               Officer of the Company since 2003.  Vice
                               President and Controller of Bangor Savings
                               Bank from 1999 to 2003, and Senior Auditor of Bangor Savings Bank from 1993 to 1999.

Rebecca J. Sargent     40      Senior Vice President, Senior Trust Officer
                               of the Bank and the Company since 1999.
                               Vice President, Senior Trust Officer of the
                               Company from 1997 to 1999 and Vice
                               President, Senior Trust Officer of the Bank from 1996 to 1999.

Kent Winters           61      Senior Vice President and Regional Manager
                               of the Bank and the Company since 2004.
                               Administrative President of Kelly
                               Construction Company, Manchester, New
                               Hampshire, from 2002 to 2003.  President of
                               The Premier Companies, Bedford, New
                               Hampshire from 2001 to 2002.  District
                               President of Key Bank, New Hampshire, from
                               1992 to 2001.

(1)   As of March 21, 2005.

      Executive Officer Compensation. The following table sets forth all annual compensation received during each of the Company's last three fiscal years by Mr. Blyberg, Mr. Maynard, Ms. Sargent Mr. Lynch, and Mr. Winters, who are the only executive officers for whom such salary and bonus exceeded $100,000 in any reported year.

                         Summary Compensation Table

                                                                            Long Term Compensation
                                                                        ------------------------------
                                           Annual Compensation                 Awards          Payouts
                                     --------------------------------   --------------------   -------
                                                            Other       Restricted
                                                            Annual        Stock                 LTIP      All Other
Name and Principal                               Bonus   Compensation     Awards     Options   Payouts   Compensation
    Positions                Year    Salary($)    ($)       ($)(1)        ($)(2)       (#)       ($)        ($)(3)
------------------           ----    ---------   -----   ------------   ----------   -------   -------   -----------

Peter A. Blyberg             2004    185,220     15,000       -           5,500         -         -         6,743
 President and Chief         2003    176,400     12,700       -           4,403         -         -         4,567
 Executive Officer           2002    168,000      7,890       -           1,680         -         -         3,550

Timothy R. Maynard           2004    107,000      9,089       -               -         -         -           410
 Senior Vice President       2003     61,519          -       -               -         -         -            23
 and Senior Financial
 Officer(4)

Rebecca J. Sargent           2004    109,000      9,270       -               -         -         -           252
 Senior Vice President       2003    105,000      6,000       -               -         -         -           238
 and Senior Financial        2002     86,000      7,560       -               -         -         -           848
 Services Officer

John P. Lynch                2004    112,000     11,745       -               -         -         -         2,799
 Executive Vice              2003    110,000      9,735       -               -         -         -         2,422
 President                   2002     97,000      4,056       -               -         -         -         2,506

Kent Winters                 2004    110,000      4,216       -               -         -         -             -
 Senior Vice President
 and Regional Manager(5)

-------------------
<F1>  The Bank provides its executive officers with noncash benefits and perquisites. Management of the Bank believes the aggregate value of these benefits for 2004 did not, in the case of Messrs. Blyberg and Lynch and Ms. Sargent, exceed $50,000 or 10% of the applicable aggregate salary and bonus reported in the Summary Compensation Table.
<F2>  Shares are adjusted for the 100% stock dividend paid on March 21,
      2005. Reflects the fair market value of 100 shares granted to Mr. Blyberg on February 23, 2005 at $55.00 per share, 100 shares granted to Mr. Blyberg on February 12, 2004 at $44.03 per share for services rendered in the prior year and 40 shares granted to Mr. Blyberg on March 5, 2003 at $42.00 per share. All shares immediately vested upon grant.
<F3>  For Messrs. Blyberg, Maynard, and Lynch and Ms. Sargent, the amount shown for 2004 includes imputed income on group term life insurance coverage of $3,701, $410, $2501 and $73, respectively, and imputed income on bank owned life insurance of $1,250, $0, $298 and $179, respectively.
<F4>  Mr. Maynard was hired by the Company on June 16, 2003.
<F5>  Mr. Winters was hired by the Company on January 2, 2004.

      Defined Benefit Pension Plan. The Bank maintains a non-contributory defined benefit pension plan funded by a trust (the "Plan"). All full time employees who are at least 21 years of age and have completed one year of service participate in the Plan. Compensation attributable to the Plan has not been included in the Summary Compensation Table set forth above.
Annual contributions to the Plan are computed on an actuarial basis to provide a normal retirement benefit of 60% of average annual salary minus 50% of the participant's social security benefit, with a downward adjustment if the participant, at the time of retirement, has completed less than 25 years of service. "Average Annual Salary" is determined by calculating the average basic compensation of the participant exclusive of bonuses for the three highest consecutive years prior to attaining the age of 65; provided, however, that for the purpose of such calculation base compensation for 2004 may not exceed $205,000. The Plan provides "Normal Retirement Benefits" to participants who terminate their employment after the later of attaining the age of 65 and after the completion of his or her fifth anniversary of initial plan participation. The accrued benefit of a participant who retires prior to normal retirement date is his or her normal benefit adjusted by a fraction which represents his or her Bank employment time divided by the Bank employment time he or she would have had by normal retirement date. Payment options include single life annuities and joint annuities. The Plan provides death benefits to beneficiaries of employees who meet conditions of early retirement (age 55 and 10 years of service) prior to termination of employment. The amount of the benefit is equal to the accrued benefit at date of death paid monthly over a 10-year period. In addition, the spouse of a married employee may elect to receive his or her benefit in the form of a single life annuity. If the employee does not meet conditions for early retirement, a survivor annuity may be payable if the employee is married. The Plan does not provide a disability benefit. Messrs. Blyberg and Lynch and Ms. Sargent are participants in the Plan. For purposes of the Plan, Mr. Blyberg has 12 credit years of service and an Average Annual Salary of $185,607, Mr. Lynch has 25 credit years of service and an Average Annual Compensation of $109,333 and Ms. Sargent has 11 credit years and an Average Annual Compensation of $104,867.

      The table below illustrates retirement compensation for representative salary brackets and years of service with the Bank. The maximum social security offset for 2004 was $23,628.

                             PENSION PLAN TABLE

                                       Years of Service
                 --------------------------------------------------------------
Remuneration       15           20            25            30            35
------------       --           --            --            --            --

$120,000         $36,220      $48,293      $ 60,366      $ 60,366      $ 60,366
$130,000         $39,820      $53,093      $ 66,366      $ 66,366      $ 66,366
$140,000         $43,420      $57,893      $ 72,366      $ 72,366      $ 72,366
$150,000         $47,020      $62,693      $ 78,366      $ 78,366      $ 78,366
$160,000         $50,620      $67,493      $ 84,366      $ 84,366      $ 84,366
$170,000         $54,220      $72,293      $ 90,366      $ 90,366      $ 90,366
$200,000         $65,020      $86,693      $108,366      $108,366      $108,366
$205,000         $66,820      $89,093      $111,366      $111,366      $111,366
$210,000         $68,620      $91,493      $114,366      $114,366      $114,366

      The foregoing table illustrates the value of retirement benefits at the compensation levels indicated. Benefits are expressed in today's dollars.

      Deferred Compensation Agreements. In addition to the foregoing defined benefit pension plan, the Bank has entered into deferred compensation agreements with certain of its executive employees, including Messrs. Blyberg and Lynch and Ms. Sargent, pursuant to which, subject to continued employment with the Bank and certain other conditions, such executive employees are entitled to receive certain retirement and disability benefits. Pursuant to his agreement with the Bank, Mr. Blyberg is entitled to receive monthly payments in the amount of $4,152.17, Mr. Lynch is entitled to receive monthly payments in the amount of $2,174.50, and Ms. Sargent is entitled to receive monthly payments in the amount of $2,113.00, for a period of fifteen years following the first to occur of death or retirement after reaching the age of 65 years. Under the terms of the agreement, Mr. Blyberg, Mr. Lynch and Ms. Sargent may elect to retire early after reaching the age of 60 years, in which event he or she would be entitled to receive a proportionately reduced monthly benefit. In addition to the foregoing benefits, under the terms of the agreement, in the event that Mr. Blyberg or Mr. Lynch is permanently disabled prior to attaining the age of 64 years, they would be entitled to receive a disability benefit in the amount of $2,000 and $1,500, respectively, per month from the date of their disability until they reached the age of 65. Upon reaching age 65, they would be entitled to receive the deferred compensation benefit described above. The obligations of the Bank under these deferred compensation agreements is unfunded, but the Bank has purchased insurance contracts on the lives of all covered employees, including Mr. Blyberg, in amounts which are estimated to be sufficient to fund all amounts payable under the agreements.

      Salary Continuation Agreements. The Bank also has entered into salary continuation agreements with certain of its executive officers, including Messrs. Blyberg and Lynch, pursuant to which should the executive terminate his employment, either voluntarily or involuntarily, within three years of a change of control or other "business combination" as defined in the salary continuation agreements, the executive would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an "excess parachute payment" within the meaning of Section 2806 of the Internal Revenue Code.

                    REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee Report (the "Report") and the Performance Graph (the "Graph") included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the Report and the Graph shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

      The Compensation Committee of the Company's Board of Directors is responsible for reviewing the performance of and making recommendations with respect to the compensation of Mr. Blyberg, the President and CEO of the Company and the Bank. The Committee is comprised entirely of non-employee directors. In addition, each member of the Committee is independent, as set forth in The Nasdaq Stock Market's listing standards.

      The Company's compensation program is designed to attract, develop and retain strong individuals who are capable of maximizing the Company's performance for the benefit of the shareholders. To that end, the Company's 2004 compensation program consisted of three components: (1) base salary; (2) bonuses; and (3) long-term incentives, consisting primarily of deferred compensation agreements, salary continuation agreements and a pension plan. These elements were intended to provide an overall compensation package that is commensurate with the Company's financial resources, that is appropriate to assure the retention of experienced management personnel, and to align their financial interests with those of the Company's shareholders.

      During 2004, Mr. Blyberg's base salary was set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with Mr. Blyberg's customary respective duties and responsibilities, and to enable him to maintain appropriate standards of living within his community. The bonus was based primarily on the achievement of established goals. Long-term incentives were designed to provide for the long-term financial needs of the Company's executive officers.

      The Committee established the 2004 compensation of the President and Chief Executive Officer after considering the performance of the Company in relationship to that of other similarly situated banks in Maine.

                                       Compensation Committee of
                                       Union Bankshares Company

                                       Sandra H. Collier (Chair)
                                       Samuel G. Cohen
                                       John V. Sawyer, II
                                       Stephen C. Shea
                                       Robert W. Spear

      Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of Messrs. Cohen, Sawyer, Shea and Spear and Ms. Collier. There are no interlocking relationships between the Company, the Bank and other entities that might affect the determination of the compensation of our executive officers. No member of the Compensation Committee was, during 2004, an officer or employee of the Company or the Bank or was formerly an officer of the Company or the Bank. In addition, no executive officer of the Company served as a member of another entity's Board of Directors or as a member of the Compensation Committee of another entity (or other board committee performing equivalent functions) during 2004, which entity had an executive officer serving on the Board of Directors of the Company or the Bank.

      Transactions with Certain Related Persons. The Bank makes loans to its executive officers, employees and directors. These loans are made in the ordinary course of business, were made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2004, loans to non-employee directors, executives and their associates totaled $3,515,750.

                              PERFORMANCE GRAPH

      The following graph provides a comparison of total shareholder return on the common stock of the Company with that of other comparable issuers. The following graph illustrates the yearly percentage change in the Company's cumulative total shareholder return on its common stock for each of the last five years. For purposes of comparison, the graph also illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Bank Stock Index. The graph assumes a $100 investment on December 31, 1999 in the common stock of the Company and NASDAQ banks as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1999. The Company has been listed on the OTC Bulletin Board since October 28, 2003. Prior to that date, the Company's common stock was not listed on any stock exchange or actively traded.

                               1999        2000        2001        2002        2003        2004
                               ----        ----        ----        ----        ----        ----

UNBH                         $100.00       85.86       63.64       84.85       88.89      110.10
NASDAQ Bank Stock Index      $100.00      114.67      126.23      131.93      171.42      190.26

                        -----------------------------
                                 PROPOSAL 2:

          RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
                        -----------------------------

      The Board recommends that the shareholders ratify the Audit
Committee's appointment of Berry, Dunn, McNeil & Parker as independent registered public accountants of the Company for 2005.

      Berry, Dunn, McNeil & Parker has assisted the Company with periodic filings with the SEC. In addition, Berry, Dunn, McNeil & Parker performed services for the Bank in connection with the preparation of income tax filings. All services rendered by Berry, Dunn, McNeil & Parker were approved by the Audit Committee, which considered the possible effect of such services on the independence of Berry, Dunn, McNeil & Parker. Management anticipates that Berry, Dunn, McNeil & Parker will render comparable services to the Bank and the Company in 2005.

      It is expected that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      Principal Accountant Fees and Services. During the fiscal year ended December 31, 2004 and December 31, 2003, respectively, the Company retained and paid Berry, Dunn, McNeil & Parker to provide audit and other services as follows:

                                                  For the Fiscal Year Ended
                                            December 31, 2004   December 31, 2003
                                           -----------------   -----------------

Audit Fees                                       $ 73,400            $ 63,800
Audit-Related Fees                               $ 22,900            $ 18,300
Tax Fees                                         $ 16,000            $ 12,400
All Other Fees (reviews of SEC filings)          $      0            $      0
                                                 --------            --------
TOTAL                                            $112,300            $ 94,500
                                                 ========            ========

      Pre-Approval Policies. Pursuant to the Charter of the Audit Committee of the Board of Directors of the Company, it is the policy of the Company that the Audit Committee shall pre-approve all audit and non-audit services provided by the Company's independent registered public accountant. None of the services described in each of the paragraphs above were subject to the pre-approval exception pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Berry, Dunn, McNeil & Parker to serve as the Company's independent registered public accountants for the fiscal year ended December 31, 2005.
===========================================================================

                        -----------------------------
                                 PROPOSAL 3:

          APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                        -----------------------------

      The Articles of Incorporation of the Company, as presently in effect, provide for the authorization of 1,200,000 shares of common stock. As of March 21, 2005, upon the payment of the 100% stock dividend to shareholders of record at the close of business on February 18, 2005, there were 1,116,330 shares of common stock outstanding, leaving 83,670 authorized, but unissued shares of common stock available for future financing, acquisitions, stock splits or other general corporate purposes. No shares of preferred stock have been authorized or issued by the Company.

      On February 9, 2005, the Board of Directors adopted a proposal to amend Article FIFTH of the Articles of Incorporation of the Company for the purpose of amending the number of authorized shares of common stock from 1,200,000 to 10,000,000 shares. The proposed amendment provides for the authorization of an additional 8,800,000 shares of common stock. The Board of Directors believes that it is desirable to have additional authorized shares of common stock available for issuance for the purpose of raising additional capital and for use in connection with stock splits, acquisitions, and other general corporate purposes. Having additional authorized shares of common stock available for issuance in the future would provide the Company with greater flexibility in pursuing such corporate purposes and would allow additional shares to be issued without the expense and delay of further amendments to the Articles of Incorporation, which would require shareholder approval at an annual or special shareholders meeting. Other than the payment of the 100% stock dividend on March 21, 2005, the Company has no current plans to issue any of the authorized and unissued shares of common stock or the additional shares of common stock proposed to be issued.

      The newly approved shares of common stock will have all of the rights and privileges of the shares of common stock presently authorized. Once shares of common stock are authorized, the Board of Directors may issue shares of common stock without shareholder approval, except as required by law or regulation.

      The proposed amendment to increase the number of authorized shares of common stock is not intended to discourage a takeover or change of control of the Company. Nevertheless, in certain instances, a proposal to increase the amount of authorized stock may have an antitakeover effect. In the event that a hostile takeover of the Company is threatened, the Board of Directors could issue shares of common stock in order to dilute the stock ownership of persons seeking to control of the Company.

      If the proposed amendment to the Articles of Incorporation is approved, it will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Maine.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" the approval of the amendment of the Articles of Incorporation increasing the number of authorized shares of common stock.
===========================================================================

                        -----------------------------
                                 PROPOSAL 4:

          APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION
           PROVIDING FOR STAGGERED TERMS OF THE BOARD OF DIRECTORS
                        -----------------------------

      At each annual meeting of the Company since 1984, shareholders of the Company have elected a number of directors intended to equal approximately one-third of the Board of Directors to serve terms of three years. Under Maine law, the Company may have a Board of Directors with staggered terms, provided that the Company's Articles of Incorporation includes a provision to that end. The Company's Articles of Incorporation of the Company does not currently include a provision for the staggered terms of directors.

      On February 9, 2005, the Board of Directors adopted a proposal to amend the Articles of Incorporation of the Company by adding a new Article NINTH for the purpose of establishing three classes of directors, each class to serve for terms of three years. The new Article NINTH will read as follows:

           Staggered Terms for Directors. The Board of Directors of the Corporation shall be divided into three classes, each of which shall consist, as nearly as may be practicable, of one-third of the whole number of the Board of Directors. At each annual election held, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the shareholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

      The Board of Directors believes that it is desirable to have a Board with three classes, or a "classified Board." A classified Board provides continuity and stability in the oversight of the Company by assuring that a majority of the directors at any given time will have significant experience with the business affairs and operations of the Company. The classified Board maintains accountability to shareholders by affording you the opportunity to change up to one-third of the Board annually.

      The purpose of the proposed amendment is to make the Articles of Incorporation compliant with the requirements of Maine law and consistent with the past practices of the Company. The amendment is not intended to discourage a takeover or change of control of the Company. Nevertheless, in certain instances, a proposal to divide the Board of Directors into three classes may have an antitakeover effect. By having a classified Board, it will take at least two annual meetings in order for shareholders to make any change in control of the Board of Directors.

      If the proposed amendment to the Articles of Incorporation is approved, it will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Maine.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" the approval of an amendment of the Articles of Incorporation providing for staggered terms for the Board of Directors.
===========================================================================

                        -----------------------------
                                 PROPOSAL 5

          APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION
              PROVIDING FOR THE REMOVAL OF DIRECTORS FOR CAUSE
                        -----------------------------

      Under Maine law, shareholders of the Company may remove directors with or without cause, unless the Articles of Incorporation state otherwise. The Articles of Incorporation of the Company currently have no provision regarding the removal of directors.

      On February 9, 2005, the Board of Directors adopted a proposal to amend the Articles of Incorporation of the Company by adding a new Article TENTH that will provide for the removal of directors for cause and with the vote of not less than two-thirds of the total shares eligible to vote at a meeting of shareholders. The new Article NINTH will read as follows:
Removal of Directors. Any or all of the Directors may be removed at any time, but only for cause, and any such removal shall require the vote, in addition to any vote required by law, of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote generally in the election of Directors at a meeting of shareholders expressly called for that purpose. For purposes of this Article, conduct worthy of removal for "cause" shall mean (a) conduct as a Director of the Company or any subsidiary of the Company, which conduct involves willful material misconduct, breach of fiduciary duty involving personal pecuniary gain or gross negligence in the performance of duties or, (b) conduct, whether or not as a Director of the Company or a subsidiary of the Company, which conduct involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law.

      The proposed amendment will increase the antitakeover protections available to the Company. One method for a takeover bidder to take control of a company is to acquire a majority of the outstanding shares of the company through a tender offer or open market purchases and then using its voting power to remove the existing directors. Requiring "cause" in order to remove a director would defeat such a takeover strategy.

      The Board of Directors believes that it is desirable to adopt this proposal so that a director's continued service will be conditioned on his or her ability to serve rather than his or her position relative to a dominant shareholder.

      If the proposed amendment to the Articles of Incorporation is approved, it will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Maine.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" the approval of an amendment of the Articles of Incorporation providing for the removal of directors for cause.
===========================================================================

                        -----------------------------
                                 PROPOSAL 6

          APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION
   SETTING FORTH THE VOTE REQUIRED TO APPROVE CERTAIN BUSINESS COMBINATIONS
                        -----------------------------

      Article VI of the Bylaws of the Company currently requires the approval of 90% of the Board of Directors and 67% of the total shares outstanding in order for the Company to: (a) undertake any purchase, sale, or other transfer, except in the ordinary course of business, of more than 5% of the consolidated assets of the Company and the Bank; (b) merge or consolidate with another entity; or (c) issue securities or undertake a recapitalization that has the effect of increasing the proportionate interest of a person or entity that holds 10% or more of the outstanding shares of the Company (a "Related Party"). The Board of Directors intends to amend the Bylaws of the Company by removing Article VI in its entirety.

      Under Maine law, the affirmative vote of a majority of the shares outstanding is required to approve a plan of merger or share exchange, unless the Articles of Incorporation state otherwise or the Board of Directors conditions its submission of a plan of merger or share exchange on any basis, including a vote of greater than the majority of the Company's shares outstanding. The Articles of Incorporation of the Company currently have no provision setting forth the shareholder voting requirements for business combinations.

      On February 9, 2005, the Board of Directors adopted a proposal to amend the Articles of Incorporation of the Company by adding a new Article ELEVENTH that will require the Company to obtain the approval of 67% of the total shares outstanding and, if the transaction involves a Related Party, 50% of the shares not held by the Related Party, prior to (a) selling, purchasing, or otherwise transferring, except in the ordinary course of business, more than 25% of the consolidated assets of the Company and the Bank; (b) merging or consolidating with an affiliate or associate of a Related Party; (c) issuing or transferring securities equal to 20% or more of the Company's outstanding stock, other than on a pro rata basis to all shareholders, or (d) undertaking a recapitalization or other transaction that has the effect of increasing the proportionate interest of a Related Party by more than 1%. In the event that 75% of the directors not affiliated with the Related Party approve the transaction, then the Company will need to obtain the approval of 60% of the outstanding shares of the Company.

      The new Article ELEVENTH will read as follows:

      a.    Definitions.   For purposes of this Article TWELFTH, the terms
            set forth below shall be defined as follows:

            i. "Business Combination" shall mean (w) any sale, purchase, exchange, lease, mortgage, pledge, transfer or other disposition of more than 25% of the consolidated assets of the Company and its subsidiaries; (x) any merger or consolidation of the Company or any of its subsidiaries with a Related Party or any other corporation that, after such merger or consolidation, would be an Affiliate or Associate of any Related Party; (y) any issuance or transfer of securities equal to 20% or more of the Company's common stock or voting power outstanding before the issuance or transfer, other than on a pro rata basis to all holders of the Company's stock; or (z) any reclassification of securities, recapitalization or other transaction which has the effect, directly or indirectly, of increasing the proportionate interest of a Related Party or any Affiliate or Associate of a Related Party in the Company's outstanding stock, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed 1% of the issued and outstanding shares of such class of stock.

            ii. "Related Party" shall mean any person or entity that is the beneficial owner of 10% or more of the outstanding common stock of the Company.

            iii. "Beneficial Owner" means a person or entity who directly or indirectly has or shares voting power with respect to any shares of stock or who has the present or future right to acquire such voting power through agreement, arrangement, understanding, conversion, exchange, warrant, option or otherwise.

      b. Higher Vote for Certain Business Combinations. In addition to the affirmative vote required by law, and except as expressly provided in subsection (c) of this Article, any Business Combination shall require the affirmative vote of (i) not less than 67% of the total number of votes eligible to be cast by holders of all outstanding shares of the Company's stock, and
            (ii) the affirmative vote of not less than 50% of the total number of votes eligible to be cast by holders of all outstanding shares of the Company's stock not beneficially owned by a Related Party or an Affiliate or Associate of a Related Party. Such affirmative vote shall be required notwithstanding the fact that a lesser percentage may be specified by law.

      c.    When Higher Vote Not Required.  The requirements of subsection
            (b) of this Article shall not be applicable to a Business Combination if such Business Combination has been approved by 75% of the Directors who are not affiliated with the Related Party, in which case such Business Combination shall require the affirmative vote of not less than 60% of the total number of votes eligible to be cast by holders of all outstanding shares of the Company's stock.

      d. Contents of Notice. The notice of any shareholder's meeting at which a Business Combination is to be considered shall be accompanied by proxy materials in compliance with the requirements of the Securities Exchange Act of 1934 or successor statute, fully disclosing the nature of the proposed Business Combination.

      e. Consideration to Shareholders. Neither the Company nor any subsidiary of the Company shall become a party to any Business Combination with a Related Party unless, in connection with such Business Combination, (i) each shareholder of the Company is offered cash or other consideration for each share of the Company's common stock owned by him, the fair market value of which is not less than the highest price per share paid by such Related Party in acquiring any of its holdings of the Company's common stock, and (ii) no holder of the Company's common stock will be offered cash or other consideration in any form or proportion different from that received by any other shareholder in connection with such Business Combination.

      f. Criteria for Approval of Business Combination. In determining whether to recommend approval of a Business Combination to the shareholders of the Company, the Board of Directors shall consider, in addition to the adequacy of the proposed consideration offered in connection with the Business Combination, the following factors: (i) the long term social and economic effect of the proposed Business Combination on the employees and customers of the Company and its subsidiaries and on other elements of the communities in which the Company and its subsidiaries operate; (ii) the experience and integrity of the acquiring person or entity; and (iii) the financial condition, earnings prospects and management philosophy of the acquiring person or entity.

      The proposed amendment is not intended to increase the antitakeover protections available to the Company because it lowers the shareholder vote required for certain business combinations from 67% to a simple majority (provided that 60% of the disinterested directors approve the transaction) and the director vote required from 90% to 60%.

      The former Bylaws provision had the unintended effect of limiting the Company's ability to make de minimis acquisitions without shareholder approval. The shareholder and director voting requirements set forth in the proposed amendment would permit the Company to undertake such de minimis acquisitions without shareholder approval, although shareholder approval would be required for any transaction involving more than 25% of the Company's assets, or for the issuance of Company stock in excess of 20% of the total outstanding at the time of the issuance.

      If the proposed amendment to the Articles of Incorporation is approved, it will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Maine.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" the approval of an amendment of the Articles of Incorporation setting forth the vote required to approve certain business combinations.
===========================================================================

           SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

      Shareholders may communicate with our Board of Directors by contacting Sally J. Hutchins, Clerk, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605. All communications will be forwarded directly to the Board of Directors or the appropriate director(s).

      It is our policy that all directors and nominees should attend the Annual Meeting. At the 2004 Annual Meeting, 12 of 15 members of the Board of Directors were in attendance.

               SHAREHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

      Shareholders may submit proposals for consideration at the 2006 Annual Meeting. In order to be included in the Company's proxy statement and form of proxy relating to that meeting, such proposals must be received by the Company no later than December 19, 2005. Proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605. Any such proposal will be subject to Rule 14a-8 of the rules and regulations promulgated by the SEC. If a shareholder wishes to submit a proposal to the 2006 Annual Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by the Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the Company is not notified of such proposal by April 1, 2005.

                                       By Order of the Board of Directors

                                       Sally J. Hutchins
                                       Clerk

Ellsworth, Maine
April 18, 2005

UNION BANKSHARES COMPANY      P      This proxy is solicited on behalf of
66 MAIN STREET                R           the Board of Directors of
ELLSWORTH, MAINE 04605        O            Union Bankshares Company
                              X         for the 2005 Annual Meeting of
                              Y                  Shareholders

The undersigned hereby appoints Sally J. Hutchins and Peter A. Blyberg, and each of them, with full power to appoint a substitute, to represent and to vote as proxy, all the shares of common stock of Union Bankshares Company held of record by the undersigned as of the close of business on March 21, 2005 at the 2005 Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, on May 19, 2005, or at any adjournment thereof, upon the matters described in the Notice of the 2005 Annual Meeting of Shareholders and Proxy Statement, dated April 18, 2005, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

---------------------------------------------------------------------------
The Board of Directors unanimously recommends that you vote "FOR" the nominees listed in Item 1 and "FOR" the proposals listed in Items 2, 3, 4, 5 and 6.
---------------------------------------------------------------------------

1.    To elect directors.                   FOR   WITHHOLD   FOR ALL EXCEPT

      Nominees with terms to expire in 2008:[ ]     [ ]           [ ]
            Peter A. Blyberg
            Peter A. Clapp
            Sandra H. Collier
            Karen W. Stanley
      Nominees with terms to expire in 2006:
            Harry E. Mikkelsen

To withhold authority to vote for any individual nominee, mark "For All Except" and write the name of the nominee(s) in the space provided:

---------------------------------------------------------------------------

2.    To ratify the appointment of Berry,         FOR    AGAINST    ABSTAIN
      Dunn, McNeil & Parker as independent        [ ]      [ ]        [ ]
      registered public accountants of
      Union Bankshares for 2005.

3.    To approve an amendment to Union            FOR    AGAINST    ABSTAIN
      Bankshares' Articles of Incorporation       [ ]      [ ]        [ ]
      increasing the number of authorized
      shares of common stock from 1,200,000
      to 10,000,000 shares.

4.    To approve an amendment to Union            FOR    AGAINST    ABSTAIN
      Bankshares' Articles of Incorporation       [ ]      [ ]        [ ]
      providing for staggered terms of the
      Board of Directors.

5.    To approve an amendment to Union            FOR    AGAINST    ABSTAIN
      Bankshares' Articles of Incorporation       [ ]      [ ]        [ ]
      providing for the removal of
      directors for cause.

6.    To approve an amendment to Union            FOR    AGAINST    ABSTAIN
      Bankshares' Articles of Incorporation       [ ]      [ ]        [ ]
      setting forth the vote required to
      approve certain business combinations.

This proxy, when properly executed, will be voted on behalf of the undersigned shareholder in the manner directed herein. If no direction is made, this proxy will be voted "FOR" the nominees listed in Item 1, and "FOR" the proposals listed in Items 2, 3, 4, 5, and 6, and in the discretion of management with respect to such other matters as may properly come before the Annual Meeting.

Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.

                                       Date: ________________________, 2005

___________________________________    ____________________________________
Signature                              Signature